SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

November 21, 2002

(Date of earliest event reported)

BIG LAKE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

333-30779	59-2613321

(Commission File Number)	(IRS Employer
Identification Number)

1409 South Parrott Avenue, Okeechobee, Florida	34974

(Address of Principal Executive Offices)	(Zip Code)

(863) 467-4663

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	At its Board of Directors meeting on November 20, 2002, the Board of Directors of Big Lake Financial Corporation terminated the services of Stevens, Powell & Company, P.A. At the same meeting the Board of Directors selected the accounting firm of Hacker, Johnson & Smith PA as independent auditors for the Registrant for the 2002 fiscal year.

(b)	In connection with their audits of the two most recent years and during the subsequent interim period there have been no disagreements with Stevens, Powell & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to the satisfaction of Stevens, Powell & Company, P.A. would have caused them to make reference in their report to the matter. This includes disagreements which were resolved to the satisfaction of Stevens, Powell & Company, P.A.

(c)	Stevens, Powell & Company, P.A.’s report on the financial statements for December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(d)	The Registrant has requested Stevens, Powell & Company, P.A. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which they do not agree. The Registrant will file by amendment, as an exhibit to this Form 8-K report, a copy of such letter when it is received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LAKE FINANCIAL CORPORATION

Date:	November 21, 2002	By:	/s/ Edwin E. Walpole, III Edwin E. Walpole, III, Chairman, President and Chief Executive Officer

Date:	November 21, 2002	By:	/s/ John A. Zelinske John A. Zelinske, Senior Vice President and Chief Financial Officer